Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69188) of our report dated March 24, 2004, except for the liquidity paragraph in Note 1 and Note 13 to the financial statements, which are as of December 1, 2004, relating to the financial statements of Willamette Valley Vineyards, Inc. which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP

Portland, Oregon
April 13, 2005